UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2015

PayPal Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36859	47-2989869
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2211 North First Street

San Jose, CA 95131

(Address of principal executive offices)

(408) 967-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Separation-Related Agreements

On June 26, 2016, PayPal Holdings, Inc. (“PayPal” or the “Company”) entered into a separation and distribution agreement with eBay Inc. (“eBay”), pursuant to which eBay agreed to transfer its payments business to PayPal (the “Separation”) and distribute 100% of the outstanding common stock of PayPal to eBay stockholders in a tax-free distribution (the “Distribution”). The Distribution was made at 11:59 p.m., New York City time, on July 17, 2015 (the “Effective Time”), to eBay stockholders of record as of the close of business on July 8, 2015. As a result of the Distribution, PayPal is now an independent public company and its common stock is listed under the symbol “PYPL” on The NASDAQ Stock Market.

In connection with the Distribution, on July 17, 2015, PayPal entered into several agreements with eBay that govern the relationship of the parties following the Distribution, including the following:

•	Operating Agreement;

•	Transition Services Agreement;

•	Tax Matters Agreement;

•	Employee Matters Agreement; and

•	Intellectual Property Matters Agreement.

A summary of certain material features of the agreements can be found in the section entitled “Certain Relationships and Related Party Transactions—Agreements with eBay” in PayPal’s Information Statement dated June 29, 2015 (the “Information Statement”), which is included as Exhibit 99.1 to this Form 8-K. This summary is incorporated by reference into this Item 1.01 as if restated in full. This summary is qualified in its entirety by reference to the Operating Agreement, Transition Services Agreement, Tax Matters Agreement, Employee Matters Agreement and Intellectual Property Matters Agreement, which are included with this report as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, each of which is incorporated herein by reference.

Debt Agreements

On July 17, 2015, PayPal, as borrower, and PayPal, Inc., as subsidiary guarantor (the “Guarantor”), entered into a Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as Administrative Agent (the “Agent”); certain lenders named therein; Deutsche Bank Securities Inc., Bank of America, N.A. and Wells Fargo Bank, National Association as Syndication Agents; BNP Paribas, Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Documentation Agents; and J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Book Managers. The Credit Agreement provides for an unsecured $2.0 billion five-year revolving credit facility that includes a $150 million letter of credit sub-facility and a $150 million swingline sub-facility, with available borrowings under the revolving credit facility reduced by the amount of any letters of credit and swingline borrowings outstanding from time to time. The Company may also, subject to the agreement of the applicable lenders, increase the commitments under the revolving credit facility by up to $500 million. Subject to specified conditions, the Company may designate one or more of its subsidiaries as additional borrowers under the Credit Agreement provided that the Company and the Guarantor guarantee all borrowings and other obligations of any such subsidiaries under the Credit Agreement. As of July 17, 2015, no subsidiaries were designated as additional borrowers. Funds borrowed under the Credit Agreement may be used for working capital, capital expenditures, acquisitions and other general corporate purposes of the Company and its subsidiaries.

As of July 17, 2015, no borrowings or letters of credit were outstanding under the Credit Agreement. Accordingly, at July 17, 2015, $2.0 billion of borrowing capacity was available for the purposes permitted by the Credit Agreement.

Loans under the Credit Agreement will bear interest at either (i) the London Interbank Offered Rate (“LIBOR”) plus a margin (based on the Company’s public debt ratings) ranging from 1.00 percent to 1.625 percent (beginning at 1.25% until the Company receives its first public debt rating) or (ii) a formula based on the Agent’s prime rate, the federal funds effective rate or LIBOR plus a margin (based on the Company’s public debt ratings) ranging from zero percent to 0.625 percent (beginning at 0.25% until the Company receives its first public debt rating). Subject to certain conditions stated in the Credit Agreement, the Company and any subsidiaries designated as additional borrowers may borrow, prepay and reborrow amounts under the revolving credit facility at any time during the term of the Credit Agreement. The Credit Agreement will terminate and all amounts owing thereunder will be due and payable on July 17, 2020, unless (a) the commitments are terminated earlier, either at the request of the Company or, if an event of default occurs, by the lenders (or automatically in the case of certain bankruptcy-related events), or (b) the maturity date is extended upon the request of the Company, subject to the agreement of the lenders. The Credit Agreement contains customary representations, warranties, affirmative and negative covenants, including financial covenants, events of default and indemnification provisions in favor of the banks. The negative covenants include restrictions regarding the incurrence of liens, subject to certain exceptions. The financial covenants require the Company to meet a quarterly financial test with respect to a minimum consolidated interest coverage ratio and a maximum consolidated leverage ratio, based on the Company’s public debt ratings.

The banks party to the Credit Agreement and/or their affiliates have from time to time provided, and/or may in the future provide, various financial advisory, commercial banking, investment banking and other services to the Company and its affiliates, for which they received or may receive customary compensation and expense reimbursement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is included with this report as Exhibit 10.6 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under the heading “Debt Arrangements” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation and Appointment of Directors

The Board of Directors of PayPal (the “Board”) expanded its size, effective as of immediately prior to the Effective Time. As of the Effective Time, each of Daniel H. Schulman, John J. Donahoe, Jonathan Christodoro, Pierre M. Omidyar and Frank D. Yeary were elected as a director of the Company, and Robert H. Swan and Michael R. Jacobson, who had been serving as members of the Board, ceased to be directors of PayPal. David M. Moffett, Gail J. McGovern and David W. Dorman remain on the Board and will continue to serve as directors of PayPal following the Distribution.

Biographical and compensation information on each of the directors elected to the Board, as well as on David M. Moffett, Gail J. McGovern and David W. Dorman, can be found in PayPal’s Information Statement under the section entitled “Directors—Board of Directors Following the Distribution”, which is incorporated by reference into this Item 5.02.

As of the Effective Time:

•	Mr. Yeary and Ms. McGovern were appointed to serve as members of the Audit Committee of the Board. Mr. Moffett had already been appointed to serve as a member and chair of the Audit Committee of the Board and will continue to serve in that capacity;

•	Mr. Dorman will serve as a member of the Corporate Governance and Nominating Committee of the Board. Ms. McGovern had already been appointed to serve as a member and chair of the Corporate Governance and Nominating Committee of the Board and will continue to serve in that capacity;

•	Mr. Christodoro was appointed to serve as a member of the Compensation Committee of the Board. Mr. Dorman had already been appointed to serve as a member and chair of the Compensation Committee of the Board and will continue to serve in that capacity; and

•	Mr. Donahoe was appointed as the Non-Executive Chairman of the Board.

Adoption of Plans

In connection with the Distribution, on June 16, 2015, the Board adopted (and as applicable, shareholder approval was obtained) for the following plans:

•	PayPal Employee Incentive Plan;

•	PayPal Holdings, Inc. 2015 Equity Incentive Award Plan; and

•	PayPal Holdings, Inc. Deferred Compensation Plan.

A summary of certain material features of these arrangements can be found in the section entitled “Compensation Discussion and Analysis” and “Certain Relationships and Related Party Transactions—Employee Matters Agreement” in PayPal’s Information Statement, which is incorporated by reference into this Item 5.02. This description is qualified in its entirety by reference to Exhibits 10.7, 10.8 and 10.9, respectively, each of which is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 17, 2015, PayPal amended and restated its Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) and its Bylaws (the “Amended and Restated Bylaws”). A description of the material provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws can be found in PayPal’s Information Statement under the section entitled “Description of PayPal’s Capital Stock,” which is incorporated by reference into this Item 5.03. The description set forth under this Item 5.03 is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, which are included with this report as Exhibits 3.1 and 3.2, respectively, each of which is incorporated herein by reference.

Item 5.05 Amendments to the Registrants Code of Ethics, or Waiver of a Provision of the Code of Ethics

In connection with the Distribution, PayPal adopted a Code of Business Conduct and Ethics effective as of immediately prior to the Effective Time. A copy of PayPal’s Code of Business Conduct and Ethics is available under the Governance section of PayPal’s website at https://investor.paypal-corp.com.

Item 8.01 Other Events

PayPal previously announced that Scott Cook would be appointed to the Board as of immediately prior to the Distribution. Mr. Cook subsequently determined that he would not join the Board.

On July 20, 2015, PayPal issued a press release announcing the completion of the Distribution and the start of PayPal’s operations as an independent company. A copy of the press release is attached hereto as Exhibit 99.2.

In connection with the Distribution, the Board adopted Corporate Governance Guidelines, effective as of immediately prior to the Effective Time. A copy of the Company’s Corporate Governance Guidelines, is available under the Governance section of PayPal’s website at https://investor.paypal-corp.com.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of PayPal Holdings, Inc., dated July 17, 2015

3.2	Amended and Restated Bylaws of PayPal Holdings, Inc., dated July 17, 2015

10.1	Operating Agreement by and among eBay Inc., eBay International AG, PayPal Holdings, Inc., PayPal, Inc., PayPal Pte. Ltd. and PayPal Payments Pte. Holdings S.C.S., dated July 17, 2015

10.2	Transition Services Agreement by and between eBay Inc. and PayPal Holdings, Inc., dated July 17, 2015

10.3	Tax Matters Agreement by and between eBay Inc. and PayPal Holdings, Inc., dated July 17, 2015

10.4	Employee Matters Agreement by and between eBay Inc. and PayPal Holdings, Inc., dated July 17, 2015

10.5	Intellectual Property Matters Agreement by and among eBay Inc., eBay International AG, PayPal Holdings, Inc., PayPal, Inc., PayPal Pte. Ltd. and PayPal Payments Pte. Holdings S.C.S., dated July 17, 2015

10.6	Credit and Guarantee Agreement, dated as of July 17, 2015, by and among PayPal Holdings, Inc., PayPal, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, and the other parties thereto

10.7	PayPal Employee Incentive Plan

10.8	PayPal Holdings, Inc. 2015 Equity Incentive Award Plan

10.9	PayPal Holdings, Inc. Deferred Compensation Plan

99.1	Information Statement of PayPal Holdings, Inc., dated June 29, 2015.

99.2	Press Release by PayPal Holdings, Inc., dated July 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2015	PAYPAL HOLDINGS, INC.

/s/ Russell S. Elmer
	Name:	Russell S. Elmer
	Title:	Vice President, Deputy General Counsel and Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of PayPal Holdings, Inc., dated July 17, 2015

3.2	Amended and Restated Bylaws of PayPal Holdings, Inc., dated July 17, 2015

10.1	Operating Agreement by and among eBay Inc., eBay International AG, PayPal Holdings, Inc., PayPal, Inc., PayPal Pte. Ltd. and PayPal Payments Pte. Holdings S.C.S., dated July 17, 2015

10.2	Transition Services Agreement by and between eBay Inc. and PayPal Holdings, Inc., dated July 17, 2015

10.3	Tax Matters Agreement by and between eBay Inc. and PayPal Holdings, Inc., dated July 17, 2015

10.4	Employee Matters Agreement by and between eBay Inc. and PayPal Holdings, Inc., dated July 17, 2015

10.5	Intellectual Property Matters Agreement by and among eBay Inc., eBay International AG, PayPal Holdings, Inc., PayPal, Inc., PayPal Pte. Ltd. and PayPal Payments Pte. Holdings S.C.S., dated July 17, 2015

10.6	Credit and Guarantee Agreement, dated as of July 17, 2015, by and among PayPal Holdings, Inc., PayPal, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, and the other parties thereto

10.7	PayPal Employee Incentive Plan

10.8	PayPal Holdings, Inc. 2015 Equity Incentive Award Plan

10.9	PayPal Holdings, Inc. Deferred Compensation Plan

99.1	Information Statement of PayPal Holdings, Inc., dated June 29, 2015.

99.2	Press Release by PayPal Holdings, Inc., dated July 20, 2015